Exhibit 4.47

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

SIXTH AMENDMENT TO THE AGREEMENT NUMBER 051-I-06

SIXTH AMENDMENT TO THE INTERNATIONAL SATELLITE SIGNAL CONDUCTION AGREEMENT THROUGH THE MEXICAN SATELLITE SYSTEM No. 051-I-06, ENTERED BY AND BETWEEN SATÉLITES MEXICANOS, S.A. DE C. V., HEREINAFTER REFERRED TO AS “SATMEX”, REPRESENTED BY PATRICIO ERNESTO NORTHLAND VERDEJO, ITS CEO, AND, TELMEX PERÚ, S.A., HEREINAFTER REFERRED TO AS THE “CLIENT”, REPRESENTED BY ITS GENERAL MANAGER,  MAURICIO ESCOBEDO VÁZQUEZ AND ITS LEGAL ADVISOR, ROSA VIRGINIA NAKAGAWA MORALES, AS LEGAL REPRESENTATIVES, ACCORDING TO THE FOLLOWING:

WHEREAS

1.-              On June 8, 2006, SATMEX and the CLIENT executed the International Satellite Signal Conduction Agreement Number 051-I-06, for an initial mínimum bandwidth of (***) MHz, (***) band, in the  (***) satellites (hereinafter referred to as the “Agreement”).

2.-              In accordance to the provisions of the first clause of the Agreement, SATMEX and the CLIENT have executed various Satellite Capacity Annexes, in order to increase satellite capacity contracted, which duly signed by both parties, form an integral part of the Agreement.

3.-              By virtue of the execution of the satellite capacity annexes  that is referenced in the second recital of the Third Amendment, through which the Service has been migrated to the (***) satellite, the total capacity contracted between the parties up to the date of execution of this Amendment, amounts (***) Megahertz.

4.-              On October 1, 2007, SATMEX and the CLIENT executed a First Amendment to the Agreement through which Clauses First and Eighth of the Agreement were amended to establish a mínimum use of (***) MHz and a mínimum invoicing of (***)).

5.-              On November 29, 2007, SATMEX and the CLIENT executed a Second Amendment to the Agreement t by which the parties agreed the contracting of (***) additional transponders (***) in the (***) satellite, in the (***) region, capacity contracted under the Agreement and its respective Satellite Capacity Annexes.

6.-              On February 15, 2008, SATMEX and the CLIENT signed a Third Amendment to the Agreement by which the parties agreed to terminate the Second Amendment, from the executiondate of the Third Amendment, except as provided in its Sixth Clause, to increase capacity contracted in the (***) satellite, in (***) additional transponders (***) of (***)-band, in the (***) region.

7.-              On April 15, 2008, SATMEX and the CLIENT signed a Fourth Amendment to the Agreement by which the parties agreed to modify the First Cluase of the First Amendment, to establish as a minimum guaranteed value with respect to the capacity contracted in the (***) satellite, (***), the amount of (***).

CONFIDENTIAL

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

8.-              On September 1, 2008, SATMEX and the CLIENT executed a Fifth Amendment to the Agreement by which the parties agreed to terminate the Fourth Convention, maintain the monthly price of the Service purpose of this Agreement of (***) per MHz, for the capacity contracted in the (***) satellite, (***) and to establish as a minimum guaranteed value with respect to the contracted capacity in (***) satellite, (***), the amount of (***).

R E P R E S E N T A T I O N S

I.-            CLIENT represents that:

I.1             Ratifies the authority exhibited in the Agreement, as well as the Representations contained in it.

II.                                   SATMEX represents that:

II.1        Ratifies the Representations contained in paragraphs II.1 and II.3 a la II.5 of the Agreement.

II.2         Patricio Ernesto Northland Verdejo, CEO, is entitled to subscribe this Sixth Amendment, according to the public deed number 41,837, dated June 2, 2008, granted before Erik Namur Campesino, Public Notary No. 94 of the Federal District, regisrtered under the commercial folio 226,109, on July 16, 2008.

III.          SATMEX and the CLIENT, jointly referred to as the Parties, represent that:

III.1 They mutually recognize their respective authorities exhibited in this Sixth Amendment (“the Amendment”).

III.2 It is their will to execute this Amendment in order to renew in advance the term of the capacity contracted under the terms herein specified.

NOW THEREFORE, in consideration of the foregoing and the mutual commitments and covenants contained in this Amendment, the Parties hereby agree as follows:

C L A U S E S

FIRST.-SATMEX and the CLIENT agree to extend the term of the totality of the capacity contracted of (***) in the (***) satellite, (***), for a period of five (5) years as of January 19, 2009, until January 18, 2014 inclusive, in accordance with the technical specifications set out in Annexes 1 and 2 of this Amendment, which duly signed by the parties, will form an integral part of this document.

SECOND.- The parties agree that the price per MHz applied to the contracted capacity, will be in accordance with the following table of prices:

Satellite	Band	Region	Bandwidth (MHz)	Price per MHz (USD)	Term
(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)

THIRD.- (***)

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

FOURTH.- SATMEX and the CLIENT agree that the term of this Amendment shall be enforceable for a period of five (5) years, which shall begin as of January 19, 2009 and will conclude on January 18, 2014, as well as the Agreement.

FIFTH.- (***)

(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)

SIXTH.- The Parties agree to replace, with Annexes 1 and 2 of this Amendment, the Satellite Capacity Annexes subscribed prior to the execution of this Amendment.

SEVENTH.- All notices to be provided under the Agreement and this Amendment shall be in writing and shall be delivered either (i) personally with the corresponding acknowledgment of receipt; (ii) by registered mail with acknowledgment of receipt; (iii) by an electronic fax transmission with confirmation via email; or (iv) by any electronic mean with acknowledgement of receipt and shall contain the following information:

If to the CLIENT:

Telmex Perú, S.A.

(***)

If to SATMEX:

Satélites Mexicanos, S.A. de C.V.

Av. Paseo de la Reforma No. 222, Torre de Oficinas, 20th Floor

Colonia Juárez, Delegación Cuauhtémoc

C.P. 06600, Mexico, Federal District

Telephone:	+ (52 55) 26 29 59 06
Fax:	+ (52 55) 26 29 58 92
E-Mail:	mario.garcia@satmex.com
Atn:	Mario García Bernal
Sales Director

Billing contact:

Satélites Mexicanos, S.A. de C.V.

Av. Paseo de la Reforma No. 222, Torre de Oficinas, 20th Floor

Colonia Juárez, Delegación Cuauhtémoc

C.P. 06600, Mexico, Federal District

Telephone:	+ (52) 55 2629-5800 Ext.717
Fax:	+ (52) 55 2629-5890
E-Mail:	breal@satmex.com
Atn:	Blanca Real Herrera
Management Control Direction

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

The CLIENT shall notify SATMEX in writing of any modification to the information provided above, within the following five (5) business days of such modification.

EIGHTH.-  If a dispute arises with respect to the compliance, content, interpretation and scope of the obligations contained in the Agreement, its Satellite Capacity Annexes and its Amendments, the parties voluntarily submit to the jurisdiction provided for in the Twentieth clause of the Agreement.

NINTH.- SATMEX and the CLIENTagree that, except for the terms modified in this Amendment, all other terms and conditions set forth in the Agreement and its amendments, remain valid, in the terms in which they were agreed.

This Amendment is executed in two counterparts, one copy remaining in possession of each party, in Mexico City, on January 19, 2009.

THE CLIENT	SATMEX

/s/ MAURICIO ESCOBEDO VÁZQUEZ	/s/ PATRICIO ERNESTO NORTHLAND VERDEJO
MAURICIO ESCOBEDO VÁZQUEZ GENERAL MANAGER	PATRICIO ERNESTO NORTHLAND VERDEJO CEO

/s/ ROSA VIRGINIA NAKAGAWA MORALES
ROSA VIRGINIA NAKAGAWA MORALES LEGAL ADVISOR

EXECUTION PAGE OF THE SICTH AMENDMENT TO THE INTERNATIONAL SATELLITE SIGNAL CONDUCTION AGREEMENT  No. 051-I -06, ENTERED BY AND BETWEEN SATÉLITES MEXICANOS, S. A. DE C. V. AND TELMEX PERÚ, S.A.

Jlhr

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

ANNEX 1

Sixth Amendment

1/2

Agreement: 051-I-06

This Annex is entered by and between Telmex Perú, S.A. de C.V. and Satélites Mexicanos, S.A. de C.V., in the terms set forth in this Amendment (see clause sixth of this Amendment).

SATELLITE CAPACITY ANNEX	1

Execution Date	January 19, 2009

CLIENT’S INFORMATION

Name	TELMEX PERU, S.A.
Address	(***)	City	(***)
State	(***)	Country	(***)
Telephone	(***)	Fax	(***)	E-Mail	(***)

CLIENT’S CONTACTS

Commercial Contacto
Name	(***)	Title	(***)
Telephone	(***)	E-mail	(***)

INVOICING

Invoicing Cycle	(***)

DESCRIPTION OF THE SERVICE

Access Technique	(***)
Maximum Bandwidth	(***)
Category of the service	(***)
Satellite	(***)
Band	(***)
Transponders	(***)
Region	(***)
Polarization	(***)

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

ANNEX 1

Sixth Amendment

2/2

Telmex Perú, S.A.

Agreement: 051-I-06

From (***) to (***);(***) Satellite, (***)

LINK				ACCESS FREQ	PIRE MAX DE E/T	PIRE MAX DE SAT	VEL PORT			DISP	POT	AB ASIG	PIRE MED	PIRE MED HERM,
CARRIER	ANT	RECEIVER	ANT	(MHz)	(dBW)	(dBW)	(Kbps)	MOD	FEC	%	%	(MHz)	MX, DF	SON.	TXDR
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)

Assigned bandwidth:	308.000 MHz

Observations

Term	(***)	Beginning Date	(***)	Ending Date	(***)

SERVICE PRICE	US$1,950.00 per MHz

Monthly Amount                From (***) to (***): US $(***)  per (***) MHz

CLARIFICATION

The total value of this Additional Capacity Annex 1 amounts US (***).

This Annex No. 1 is executed in two counterparts, one copy remaining in possession of each party, in Mexico City, on January 19, 2009.

THE CLIENT	SATMEX

MAURICIO ESCOBEDO VÁZQUEZ	PATRICIO ERNESTO NORTHLAND VERDEJO
GENERAL MANAGER	CEO

ROSA VIRGINIA NAKAGAWA MORALES
LEGAL ADVISOR

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

ANNEX 2

Sixth Amendment

1/2

Agreement: 051-I-06

This annex is entered by and between Telmex Perú, S.A. de C.V. and Satélites Mexicanos, S.A. de C.V., in the terms set forth in this Amendment (see clause sixth of rhis Amendment).

SATELLITE CAPACITY ANNEX	2

Execution Date of the Satellite Capacity Annex	January 19, 2009.

CLIENT’S INFORMATION

Name	(***)
Address	(***)	City	(***)
State	(***)	Country	(***)
Telephone	(***)	Fax	(***)	E-Mail	(***)

CLIENT’S CONTACT

Commercial Contact
Name	(***)	Title	(***)
Telephone	(***)	E-mail	(***)

INVOICING

Invoicing Cycle	(***)

DESCRIPTION OF THE SERVICE

Access Technique	(***)
Maximum Bandwidth	(***)
Category of the Service	(***)
Satellite	(***)
Band	(***)
Transponders	(***)
Region	(***)
Polarization	(***)

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

ANNEX 2

Sixth Amendment

2/2

Telmex Perú, S.A.

Agreement: 051-I-06

From (***) to (***);  (***) satellite, (***)

LINK				ACCESS FRQ	PIRE MAX DE E/T	PIRE MAX DE SAT	VEL PORT			DISP	POT	AB ASIG	PIRE MED	PIRE MED HERM,
CARRIER	ANT	RECEIVER	ANT	(MHz)	(dBW)	(dBW)	(Kbps)	MOD	FEC	%	%	(MHz)	MX, DF	SON.	TXDR
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)
(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)	(***)

Assigned bandwidth:	203.345 MHz

Observations

Term	(***)	Beginning Date	(***)	Ending Date	(***)

SERVICE PRICE	(***)	per MHz

Monthly Amount                From (***) to (***): US$(***)  per (***) MHz

CLARIFICATION

The total value of this Additional Capacity Annex 2 amounts US$(***).

This Annex No. 2 is executed in two counterparts, one copy remaining in possession of each party, in Mexico City, on January 19, 2009.

THE CLIENTE	SATMEX

MAURICIO ESCOBEDO VÁZQUEZ	PATRICIO ERNESTO NORTHLAND VERDEJO
GENERAL MANAGER	CEO

ROSA VIRGINIA NAKAGAWA MORALES
LEGAL ADVISOR

CLIENT’S INITIALS